ISSI Announces Second Fiscal Quarter 2013 Results

SAN JOSE, Calif., May 1, 2013 /PRNewswire/ -- Integrated Silicon Solution, Inc. (Nasdaq: ISSI) today reported financial results for the second fiscal quarter ended March 31, 2013.

Second Fiscal Quarter Highlights:

  Reported total revenue of $75.0 million, which was at the high-end of the Company's guidance and up 20.0 percent over the second fiscal quarter of 2012;
  Industrial, medical, and military (IMM) revenue increased 12.7 percent sequentially and 4.0 percent over the second fiscal quarter of 2012;
  Automotive revenue was flat sequentially and grew 44.2 percent over the prior year period;
  GAAP net income was $0.11 per diluted share and non-GAAP net income was $0.21 per diluted share;
  Realized $2.1 million in gains on sales of a portion of the Company's shares of Nanya Technology Corporation ("Nanya");
  Cash and short-term investments grew to $111.4 million or $3.97 per share; and
  Achieved multiple design wins for new products across all target end markets.

"Second quarter revenue was at the high-end of our guidance primarily due to improvements in the IMM and communications markets," said Scott Howarth, ISSI's President and CEO. "During the quarter, we gained traction with large industrial customers, predominately in Europe, where we continue to win new designs. Additionally, our communications revenue improved slightly in the quarter, reflecting improvements in U.S. and China specifically related to LTE basestation implementation. We continued to gain momentum with our RLDRAM® memory products and have also secured large design win opportunities with a major U.S. communications and networking company. Although automotive revenue was flat sequentially, our year-over-year growth in this market demonstrates the ongoing trend toward increased semiconductor content not only in high-end cars, but also lower cost vehicles. Based on our increasing design activity and share gains, we expect this market will remain a strong growth driver for our business."

"For the June quarter, we expect revenue to increase based on continued improvements in end market demand and further ramping of multiple new products, including DDR wins in automotive, RLDRAM® memories in communications, and high density memory designs across all of our end markets. In addition, we anticipate an increase in NOR flash revenue now that we have resolved the wafer supply issues that impacted our revenue earlier this year. We expect that our growing pipeline of design wins and expanded product portfolio coupled with economic improvements in certain areas of our business will contribute to further market share gains and revenue growth in the coming quarters."

Second Fiscal Quarter 2013 Results
Revenue in the second fiscal quarter ended March 31, 2013 was $75.0 million, a decrease of 1.8 percent from the $76.4 million in the first fiscal quarter of 2013 and an increase of 20.0 percent from the $62.5 million in the second fiscal quarter of 2012. Revenue in the second fiscal quarter of 2013 consisted of $66.1 million of SRAM and DRAM revenue, $7.2 million of NOR flash revenue, and $1.7 million of analog revenue. SRAM and DRAM revenue increased 1.0 percent from the December 2012 quarter and increased 10.0 percent from the March 2012 quarter.

GAAP gross margin in the second fiscal quarter was 33.3 percent, compared to 32.1 percent in the December 2012 quarter, and 33.8 percent in the March 2012 quarter. Non-GAAP gross margin was 33.5 percent, compared to 32.9 percent in the December 2012 quarter.

During the second fiscal quarter, the Company sold a portion of the Nanya shares it purchased in September 2012, realizing a gain of $2.1 million. In addition, the remaining currently tradable Nanya shares were reclassified from non-current assets to short-term investments since the Company intends to sell such shares within one year.

GAAP income tax expense in the second fiscal quarter was $3.2 million, compared to $1.4 million in the December 2012 quarter and $1.2 million in the March 2012 quarter. In the second fiscal quarter, the Company recorded a valuation reserve of $1.4 million for deferred tax assets relating to California net operating loss carry-forwards. Due to a change in the Company's legal structure and changes in California tax law, the Company believes the deferred tax assets will no longer be fully utilized.

GAAP net income in the second quarter of fiscal 2013 was $3.3 million, or $0.11 per diluted share, compared to GAAP net income of $2.5 million, or $0.09 per diluted share, in the December 2012 quarter and GAAP net income of $3.6 million, or $0.12 per diluted share, in the March 2012 quarter.

Non-GAAP net income in the March 2013 quarter was $6.1 million, or $0.21 per diluted share, compared to $5.3 million, or $0.18 per diluted share, in the December 2012 quarter and $6.1 million, or $0.21 per diluted share, in the March 2012 quarter.

Non-GAAP results exclude stock based compensation, amortization of intangibles related to acquisitions, gains on the sales of Nanya shares, and non-cash tax expense. A reconciliation of GAAP results to non-GAAP results is provided in the financial statement tables following the text of this press release.

June Quarter Outlook
The Company expects total revenue for the June quarter to range between $76.0 and $81.0 million, consisting of SRAM and DRAM revenue of between $66.5 million and $70.0 million, NOR flash revenue between $8.0 million and $9.0 million, and analog revenue of between $1.5 million and $2.0 million. Gross margin for the June quarter is expected to range between 33.0 percent and 34.0 percent. Operating expenses are expected to range between $21.0 million and $22.0 million. In April, the Company realized gains of $2.8 million on sales of Nanya shares and expects to realize additional gains in the quarter. However, it is impossible to predict the total gains for the June quarter and, as such, these gains have been excluded from the net income guidance. As such, GAAP net income is expected to be between $0.12 and $0.16 per diluted share and non-GAAP net income, which excludes non-cash tax expense related to the utilization of deferred tax assets, stock-based compensation, amortization of intangibles related to the acquisition of Chingis, and gains on the sales of Nanya shares, is expected to range between $0.20 and $0.24 per diluted share.

Conference Call Information
A conference call will be held today at 1:30 p.m. Pacific Time to discuss the Company's second fiscal quarter financial results. To access ISSI's conference call via telephone, dial 888-389-5988 by 1:20 p.m. Pacific Time. The participant passcode is 5098998. The call will also be webcast from ISSI's website at http://www.issi.com.

Non-GAAP Financial Information
In addition to disclosing results determined in accordance with GAAP, ISSI discloses its non-GAAP gross margin, operating income, provision for income taxes and net income for certain periods that exclude stock based compensation, the amortization of intangibles related to acquisitions, gains on sales of Nanya shares, and non-cash tax expense. When presenting non-GAAP results, the Company includes a reconciliation of the non-GAAP results to the results under GAAP. Management believes that including the non-GAAP results assists investors in assessing the Company's operational performance and its performance relative to its competitors. The Company has presented these non-GAAP results as a complement to its results provided in accordance with GAAP, and these results should not be regarded as a substitute for GAAP. Management uses non-GAAP measures to plan and forecast future periods, to establish operational goals, to compare with its business plan and individual operating budgets, to assist the public in measuring the Company's performance, to allocate resources and, relative to the Company's historical financial performance, to enable comparability between periods. Management also considers such non-GAAP results to be an important supplemental measure of its performance. The economic substance behind management's decision to use such non-GAAP measures relates to the non-GAAP measures being a useful measure of the potential future performance of the Company's business. In line with common industry practice and to help enable comparability with other technology companies, the Company's non-GAAP presentation excludes the impact of the items described above. Other companies may calculate non-GAAP results differently than the Company, limiting its usefulness as a comparative measure. In addition, such non-GAAP measures may exclude financial information that some may consider important in evaluating the Company's performance. Management compensates for the foregoing limitations of non-GAAP measures by presenting certain information on both a GAAP and non-GAAP basis and providing reconciliations of the GAAP and non-GAAP measures.

About the Company
ISSI is a fabless semiconductor company that designs and markets high performance integrated circuits for the following key markets: (i) automotive, (ii) communications, (iii) industrial, medical, and military, and (iv) digital consumer. The Company's primary products are high speed and low power SRAM and low and medium density DRAM. The Company also designs and markets NOR flash products and high performance analog and mixed signal integrated circuits. ISSI is headquartered in Silicon Valley with worldwide offices in Taiwan, Japan, Singapore, China, Europe, Hong Kong, India, and Korea. Visit our web site at http://www.issi.com/.

Forward Looking Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements concerning continuing to win new designs and expand our customer base, momentum with our RLDRAM® memory products, ongoing trend toward increased semiconductor content in automobiles, expecting the automotive market will remain a strong growth driver for our business, expecting revenue in the June quarter to increase based on continued improvements in end market demand and further ramping of multiple new products across all of our end markets, anticipating an increase in NOR flash revenue, expecting that our growing pipeline of design wins and expanded product portfolio will contribute to further market share gains and revenue growth in the coming quarters, and our outlook for the June 2013 quarter with respect to revenue, SRAM and DRAM revenue, NOR flash revenue, analog revenue, gross margin, operating expenses, expect to realize additional gains on sales of Nanya shares, and GAAP and Non-GAAP net income per share are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those anticipated. Such risks and uncertainties include supply and demand conditions in the market place, unexpected reductions in average selling prices for our products, our ability to sell our products for key applications and the pricing and gross margins achieved on such sales, our ability to control or reduce operating expenses, our ability to obtain a sufficient supply of wafers, wafer pricing, our ability to maintain sufficient inventory of products to satisfy customer orders, our ability to realize the expected benefits of our Chingis acquisition including maintaining relationships with key customers, vendors and employees, changes in manufacturing yields, order cancellations, order rescheduling, product warranty claims, competition, the level and value of inventory held by OEM customers or other risks listed from time to time in the Company's filings with the Securities and Exchange Commission, including the Company's Form 10-K for the year ended September 30, 2012 and the Company's Form 10-Q for the quarter ended December 31, 2012. In addition, the financial information in this press release is unaudited and subject to any adjustments that may be made in connection with the year-end audit. The Company assumes no obligation to update or revise the forward-looking statements in this release because of new information, future events, or otherwise.

Integrated Silicon Solution, Inc.
Condensed Consolidated Statements of Income
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Three Months Ended
	March 31,		December 31,
	2013	2012	2012

Net sales	$ 74,991	$ 62,505	$ 76,399
Cost of sales	50,002	41,384	51,908
Gross profit	24,989	21,121	24,491

Operating expenses:
Research and development	10,308	6,506	10,023
Selling, general and administrative	10,730	9,418	11,089
Total operating expenses	21,038	15,924	21,112

Operating income	3,951	5,197	3,379
Interest and other income (expense), net	515	(194)	268
Gain on the sale of investments	2,059	-	-

Income before income taxes	6,525	5,003	3,647
Provision for income taxes	3,245	1,406	1,159

Consolidated net income	3,280	3,597	2,488

Net loss attributable to
noncontrolling interests	7	4	11

Net income attributable to ISSI	$ 3,287	$ 3,601	$ 2,499

Basic net income per share	$ 0.12	$ 0.13	$ 0.09
Shares used in basic per share calculation	27,976	27,053	27,696

Diluted net income per share	$ 0.11	$ 0.12	$ 0.09
Shares used in diluted per share calculation	29,348	28,913	29,106

Reconciliation of GAAP to Non-GAAP Financial Measures

Gross Margin:
GAAP gross profit	$ 24,989	$ 21,121	$ 24,491
Adjustments:
Chingis acquisition related inventory write up	-	-	492
Chingis intangible asset amortization	154	-	148
Total adjustments	154	-	640
Non-GAAP gross profit	25,143	21,121	25,131
Non-GAAP gross margin	33.5%	33.8%	32.9%

Operating income:
GAAP operating income (loss)	$ 3,951	$ 5,197	$ 3,379
Adjustments:
Chingis acquisition related inventory write up	-	-	492
Chingis intangible asset amortization	330	-	339
Si En intangible asset amortization and charge	-	423	-
Stock-based compensation expense	1,469	1,262	1,440
Total adjustments	1,799	1,685	2,271
Non-GAAP operating income	$ 5,750	$ 6,882	$ 5,650

Provision for income taxes:
On a GAAP basis	$ 3,245	$ 1,406	$ 1,159
Adjustments:
Tax impact of gains on sale of investments	927	-	-
Non-cash tax expense	2,110	804	490
Total adjustments	3,037	804	490
Non-GAAP provision for income taxes	$ 208	$ 602	$ 669

Net income attributable to ISSI:
On a GAAP basis	$ 3,287	$ 3,601	$ 2,499
Adjustments:
Chingis acquisition related inventory write up	-	-	492
Chingis intangible asset amortization	330	-	339
Si En intangible asset amortization and charge	-	423	-
Stock-based compensation expense	1,469	1,262	1,440
Gain on sales of investment	(2,059)	-	-
Tax impact of gains on sale of investments	927	-	-
Non-cash tax expense	2,110	804	490
Total adjustments	2,777	2,489	2,761
Non-GAAP net income	$ 6,064	$ 6,090	$ 5,260

Shares used in Non-GAAP net income per share:
Basic	27,976	27,053	27,696
Diluted	29,348	28,913	29,106

Non-GAAP net income per share:
Basic	$ 0.22	$ 0.23	$ 0.19
Diluted	$ 0.21	$ 0.21	$ 0.18

Integrated Silicon Solution, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	March 31,	September 30,
	2013	2012
	(unaudited)	(1)
ASSETS
Current assets:
Cash and cash equivalents	$ 77,052	$ 75,497
Short-term investments	34,363	6,541
Accounts receivable, net	49,189	47,710
Inventories	68,748	66,964
Other current assets	19,868	21,204

Total current assets	249,220	217,916
Property, equipment and leasehold improvements, net	36,595	29,286
Purchased intangible assets, net	7,433	8,226
Goodwill	9,178	9,178
Other assets	29,591	52,465
Total assets	$ 332,017	$ 317,071

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 46,408	$ 44,705
Accrued compensation and benefits	6,220	9,420
Accrued expenses	5,712	11,133
Current portion of long-term debt	195	-

Total current liabilities	58,535	65,258

Long-term debt	4,631	-
Other long-term liabilities	5,287	5,478

Total liabilities	68,453	70,736

Commitments and contingencies

Stockholders' equity:
Common stock	3	3
Additional paid-in capital	334,986	330,473
Accumulated deficit	(84,260)	(90,046)
Accumulated comprehensive income	9,347	2,399

Total ISSI stockholders' equity	260,076	242,829

Noncontrolling interest	3,488	3,506

Total stockholders' equity	263,564	246,335
Total liabilities and stockholders' equity	$ 332,017	$ 317,071

(1) Derived from audited financial statements.

CONTACT: John M. Cobb, Chief Financial Officer, Investor Relations, (408) 969-6600, ir@issi.com or Leanne K. Sievers, Shelton Group, (949) 224-3874, lsievers@sheltongroup.com